Exhibit 99.1

Fourth Quarter and Year End 2013 Investor Briefing

Notice to Recipients Cautionary Note Regarding Forward Looking Statements Certain of the information contained in this presentation, including certain of the statements made by representatives of Oglethorpe Power Corporation (An Electric Membership Corporation) (“Oglethorpe”), that are not historical facts are forward-looking statements. Although Oglethorpe believes that in making these forward-looking statements its expectations are based on reasonable assumptions, Oglethorpe cautions the reader not to put undue reliance on these forward-looking statements, which are not guarantees of future performance. Forward-looking statements involve uncertainties and there are important factors, many of which are outside management’s control, which could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Some of the risks, uncertainties and assumptions that may cause actual results to differ from these forward-looking statements are described under the headings “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS” and “Item 1A – RISK FACTORS” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Securities and Exchange Commission on March 27, 2014. This electronic presentation is provided as of March 28, 2014. If you are viewing this presentation after that date, there may have been events that occurred subsequent to such date that would have a material adverse effect on the information that was presented. Oglethorpe undertakes no obligation to publicly update any forward-looking statements. Non-GAAP Financial Measures This electronic presentation contains certain non-GAAP financial measures, as defined under Regulation G of the rules and regulations of the SEC. For purposes of Regulation G, a “non-GAAP financial measure” is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. For purposes of the definition, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, Oglethorpe has provided, as a part of this electronic presentation, a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure. 2

System Overview Operations Update Vogtle 3 & 4 Construction Update DOE and RUS Loan Updates 2013 Financial and Operational Results Presenters and Agenda Mike Price Executive Vice President and Chief Operating Officer Betsy Higgins Executive Vice President and Chief Financial Officer Mike Smith President and Chief Executive Officer 3

Overview of Oglethorpe Power Corporation Business Generating Resources Ratings Member-owned not-for-profit Georgia electric membership corporation. Wholesale electric provider to 38 Member distribution coops in Georgia. Take or pay, joint and several Wholesale Power Contracts with Members through December 2050. Allows for recovery of all costs, including debt service. Members’ peak load: Summer 9,353 MW (2012); Winter 9,354 MW (2014). Largest electric cooperative in the United States by assets, among other measures. Generating assets total approximately 7,800 MW, including: 1,240 MW currently sold off-system. 712 MW of Member-owned generation managed by us. Also schedule 562 MW of federal hydropower for Members. Expanding generation by 660 MW with 30% of Vogtle 3&4. Senior Secured/ Outlook/ Short-Term Moody’s:Baa1/Stable/P-2 S&P: A/Stable/A-1 Fitch: A/Negative/F1 Financial 2013 revenues of over $1.2 billion. Total assets of over $9.0 billion. SEC filing company. 4

 Serve 1.8 million meters, representing approximately 4.1 million people. Covers 38,000 square miles, or 65% of Georgia. Includes 151 out of 159 counties in Georgia. No residential competition. Exclusive right to provide retail service in designated service territories. Competition only at inception for C&I loads in excess of 900kW. Members’ Load1 MWh Sales of 35 million in 2013. Average Residential Revenue of 11.0 cents/kWh in 2013. 66% residential. Member Systems at a Glance = Oglethorpe’s Members Members’ Service Territory and Competition Member Average Financial Ratios1 TIER: 1.92x Equity/Assets: 41% Equity/Total Capitalization: 48% Members’ Aggregate Financial Metrics1 Total Annual Revenues: $3.7 billion Total Net Margins: $150 million Total Patronage Capital: $3.0 billion Total Assets: $7.4 billion 1 Estimate for year ended 12/31/2013. Oglethorpe’s debt is not the direct obligation of the Members and, as a result, the capital of the Members does not directly support the principal and interest payments to be made by Oglethorpe on its outstanding indebtedness. 2013 Member Customer Base by MWh Sales Commercial and Industrial 31% Residential 66% Other 3% Revenue Contribution to Oglethorpe In 2013, Cobb EMC and Jackson EMC accounted for 13.2% and 10.9% of our total revenues, respectively. No other Member over 10%. 5

Cornerstones of Our Credit Strength: Contracts, Rate Structure and Members Rates not Subject to Georgia PSC Regulation Mostly (2/3) Residential Customer Base Diversified Power Supply Portfolio Significant Equity at Member Level Strong Liquidity 6 Long-Term Wholesale Power Contracts with Members (Take or Pay / Joint & Several / Unlimited Step-Up) Wholesale Power Contract’s Formulary Rate Assures Cost Recovery New Resources Require Broad Support (“75/75/75) and 100% Member Subscription Members’ Financial Strength

Members’ Competitive Position through 2013 (a) 2013 amount for Oglethorpe’s 38 Members is an estimate (ranges from 8.7 to 13.3/kWh). (b) Source: Georgia Power Company Form 10-K U.S. Residential Retail Average (2013) = 12.12 cents per kWh/ (a) (b) 7 Residential Retail Rate Comparison (Cents per kWh) Oglethorpe Member Average Georgia Power(b)

Members’ Forecasted Requirements and Identified Sources (a) Represents resources owned, leased, contracted for, operated or scheduled by Oglethorpe (including SEPA). (b) Members’ contract capacity is estimated based on Oglethorpe’s knowledge of Member contracts, however Members are not generally obligated to disclose details of contractual arrangements to Oglethorpe, and therefore Members’ actual contract capacity may differ from that which is shown above (c) Members’ remaining need may be met by a variety of options currently under consideration by the Members including extensions or replacements of existing contracts, additional resources Members may ask Oglethorpe to provide, or additional resources that Members may own directly. (a) (b) (c) 8

Member Supplemental Contracts 9 Note: Lighter shaded areas represent contract extensions under new terms. Southern Power Southern Power Constellation Constellation and Southern Power (through 2035) Constellation and Southern Power (through 2035) Portfolio of Contracts 5 Members 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 Southern Power 11 Members Constellation 15 Members Morgan Stanley, 1 Member Constellation, 1 Member CEI Group 5 Members JPMorgan 3 Members Morgan Stanley, 1 Member Southern Power, 1 Member

Capacity and Energy (a) Includes Oglethorpe and Smarr EMC resources. Capacity reflects planning capacity. Member Sales Member & Non-Member Sales 2013 Energy(a) 2014 Capacity(a) 10 Rocky Mountain Pumped Storage Hydro Sewell Creek Energy Facility Chattahoochee Energy Facility Hawk Road Energy Facility Plant Wansley Talbot Energy Facility Hartwell Energy Facility Plant Vogtle Plant Hatch Doyle Generating Plant Smarr Energy Facilitiy Plant Scherer Thomas A. Smith Energy Facility

Oglethorpe's Generation and Power Supply Resources

OglethorpePower

Resource	# Units	Fuel Type	Oglethorpe Ownership Share	Operator	Summer Planning Reserve Capacity (MW)[(a)]	2013 Average Capacity Factor	License Expiration (if applicable)
Oglethorpe Owned/Leased:							
Plant Hatch	2	Nuclear	30%	Southern Nuclear	527	89%	2034 & 2038
Plant Vogtle	2	Nuclear	30%	Southern Nuclear	689	94%	2047 & 2049
Plant Scherer	2	Coal	60%	Georgia Power	1,001	66%	-
Plant Wansley [(b)]	2	Coal	30%	Georgia Power	523	7%	-
Chattahoochee Energy Facility - CC	1	Gas	100%	Siemens	458	66%	-
Thomas A. Smith Energy Facility - CC	2	Gas	100%	Oglethorpe	1,240	20%	-
Doyle I, LLC Generating Plant - CTs	5	Gas	100%	Doyle I, LLC	348	1%	-
Hawk Road Energy Facility - CTs	3	Gas	100%	Oglethorpe	476	0%	-
Hartwell Energy Facility - CTs	2	Gas/Oil	100%	Oglethorpe	296	1%	-
Talbot Energy Facility - CTs	6	Gas/Oil	100%	Oglethorpe	661	2%	-
Rocky Mountain Pumped Storage Hydro	3	Hydro	74.61%	Oglethorpe	817	13%	2027
Subtotal	30				7,035		
Member Owned/Oglethorpe Operated:							
Smarr / Sewell Creek - CTs	6	Gas/Oil	-	Oglethorpe	712	2%	-
Member Contracted/Oglethorpe Scheduled:							
Southeastern Power Administration (SEPA)[(c)]	-	Hydro	-		562	-	-
Grand Total	**36**				**8,309**		

(a) These capacity amounts are the amounts used for 2014 summer reserve planning purposes.

(b) A combustion turbine in which Oglethorpe's share of nameplate capacity is 15 MW is located at the Plant Wansley site. This CT is used primarily for emergency service and rarely operated except for testing so has been excluded from the above table.

(c) Each of the Members, other than Flint, has designated Oglethorpe to schedule its energy allocation from SEPA. The Members' total allocation is 618 MW, of which Oglethorpe schedules 562 MW.

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Historical Load Member Demand Requirements Member Energy Requirements Percent Change (Million MWh) Percent Change 6.1% -13.3% -0.2% -0.3% -3.7% -5.3% Note: The data is at the Members’ delivery points (net of system losses), adjusted to include requirements served by us and member resources, to the extent known by us, behind the delivery points. While Flint EMC was not a Member in 2008 and 2009, Flint data is included in all years. Highest Summer Peak (2012) = 9,353MW Highest Winter Peak (2014) = 9,354 MW Summer Peak (2013) = 8,114 MW -2.0% 9.1% 0.1% -5.4% Days > 90° Days > 95° Days > 100° 39 4 38 4 84 19 53 13 3.9% -4.0% 32 11 3 10 15.3% (YTD) (Actual) 6.2% (Projected) (Actual) 12

Construction of New Units at Plant Vogtle Conceptual Drawing of Vogtle Units 3 & 4 Georgia Power 45.7% Oglethorpe Power 30.0% MEAG 22.7% Dalton Utilities 1.6% 13

Overview 30% share (660 MW) of 2,200 MW Westinghouse AP1000 units at existing Vogtle site. $4.5 billion estimated total cost to Oglethorpe (including AFUDC and contingency), which assumes commercial operation in 4th quarter of 2017 and 2018 for Units 3 and 4, respectively. Vogtle Units 3 & 4 Project Update $2.1 billion spent through 12/31/2013 Actuals Forecasts DEC 2011 DCD Final Rule Effective 2005 2017 2016 2015 2014 2013 2012 2011 2010 2009 2006 2007 2008 2018 MAY 2005 Development Agreement MAR 2008 Filed COL with NRC APR 2006 Definitive Agreements MAY 2010 Signed DOE Conditional Term Sheet 2018 Unit 4 In-Service AUG 2006 Filed Early Site Permit (ESP) with NRC AUG 2009 NRC Issuance of ESP/LWA 2017 Unit 3 In-Service AUG 2011 NRC Completed Work on FSER for both AP1000 DCD and COL FEB 2012 COLs Issued MAR 2013 Unit 3 First Nuclear Concrete 14 FEB 2014 Start of DOE Funding NOV 2013 Unit 4 First Nuclear Concrete

Vogtle Unit 3 Progress Nuclear Island Turbine Island January 2013 December 2013 January 2013 December 2013 Cooling Tower January 2013 December 2013 15

CA20 Auxiliary Building Module Set 16

Unit 3 Current View Unit 3 Projected Year-End View Auxiliary Building Walls to Elevation 82’6’ CA-04 CB-65 CA-20 CA-01 CA-03 CA-02 (Inside Vessel) CA-05 (Inside Vessel) CA-20 Middle Ring Lower Ring Shield Building Auxiliary Building Walls to Elevation 100’ Unit 3 Nuclear Island 2014 Activity 17

Closed the DOE Loan Guarantee agreement and received first funding ($725 million) on February 20, 2014. Interest Rate of 3.87% on initial advance. This interest rate will also apply to $180 million of future borrowings for capitalized interest on the initial advance. DOE loan guarantee will fund the lesser of 70% of eligible project costs or $3.057 billion. Pricing at Treasuries + 3/8%. Secured under Oglethorpe’s First Mortgage Indenture on parity with all other secured debt. Any costs in excess of DOE commitment or otherwise not funded by DOE expected to be financed through taxable bonds (have already issued $1.36 billion of taxable bonds). DOE Loan Guarantees for Vogtle 3 & 4 18

Vogtle 3 & 4 Financing Plan 5.95% 30 Yr Bullet 5.39% 30 Yr Bullet 5.26% 39 Yr Bullet Vogtle Units 3 & 4 investment through 12/31/2013 totaled $2.1 billion. $2.085 billion issued to date (46% of estimated total project cost). Interest rates set on $2.27 billion(a) at weighted average rate of 4.75% and interest rates hedged on $1.4 billion of the remaining debt (in total, 82% of interest rates locked-in or hedged). Using commercial paper for interim financing. 4.23% 30 Yr Bullet(b) (a) In addition to the $725 million advance from the DOE, the interest rate on future DOE borrowings of $180 million for capitalized interest was set when initial funds were advanced. Weighted average interest rate includes this DOE debt and $1.36 billion of first mortgage bonds issued from 2009-2012. (b) $211 million of the $250 million series 2012A First Mortgage Bond was allocated to Vogtle Units 3 & 4. First Mortgage Bonds DOE Debt Anticipated DOE Debt to be Issued Anticipated First Mortgage Bonds to be Issued 19 3.87% 30 Yr Amortizing

Capital Expenditures (a) Includes allowance for funds used during construction. In addition to the amounts reflected as Future Generation above, we expect to incur capitalized costs of approximately $711 million to complete construction of Vogtle Units 3 & 4. 20 2014-2016 Forecasted Capital Expenditures(a) Nuclear Fuel Environmental Complaince Existing Generation Future Generation (Vogtle 3&4)

RUS Loan Status Total Amount Outstanding of All RUS Guaranteed Loans: $2.7 billion Purpose/Use of Proceeds Approved Advanced (to date) Remaining Amount Approved Loans General & Environmental Improvements $ 310,228,000 $ 201,408,323 $ 108,819,677 Hawk Road Energy Facility $ 203,100,000 $ 127,382,732 $ 75,717,268 General Improvements $ 127,703,000 $ 83,247,406 $ 44,455,594 General & Environmental Improvements $ 230,050,000 $ - $ 230,050,000 $ 871,081,000 $ 412,038,461 $ 459,042,539 21

Bank Credit Facilities Term of Facilities Plus Optional Term Out Until 2043 $210M CFC Unsecured Time Now 22 $40M CFC Incremental Secured Term Loan Commitment(a) (a) Issued under a $250 million secured term loan agreement, however outstanding advances under the CFC $210 million line of credit reduce the availability to borrow under this secured term loan agreement. Bank of America, N.A. (Admin. Agent) 210 $ CoBank 150 $ SunTrust Bank 130 $ Wells Fargo Bank 125 $ Royal Bank of Canada 110 $ Bank of Montreal 100 $ Bank of Tokyo - Mitsubishi 100 $ Mizuho 80 $ JPMorgan Chase 60 $ Fifth Third Bank 50 $ Goldman Sachs Bank 50 $ US Bank 50 $ PNC Bank 40 $ Chang Hwa Commercial Bank 10 $

Rate Structure Assures Recovery of All Costs + Margin Fixed costs: Members billed based on board-approved annual budget and budget revisions throughout the year, if necessary. Prior period adjustment mechanism covers any year-end shortfall below required 1.10 MFI (board approval not required). Energy costs: Actual costs are passed through. Monthly true-up of estimate vs. actual. Note: First Mortgage Indenture requires an MFI ratio of least 1.10x MFI coverage requirement of 1.10x under First Mortgage Indenture. Achieved 1.14x MFI since 2010. Budget of 1.14x MFI for 2014. Formulary rate under Wholesale Power Contract. Designed to recover all costs, plus margin. Annual budget and rate adjustments to reflect budget changes are generally not subject to approval of RUS or any other regulatory authority. Changes to rate schedule are subject to RUS approval. (Projected) Margin Coverage 23 $17.7 $18.2 $19.1 $19.3 $26.4 $33.7 $37.7 $39.3 $41.5 $47.2 1.10 1.10 1.10 1.10 1.12 1.14 1.14 1.14 1.14 1.14 $0.0 $25.0 $50.0 1.05 1.10 1.15 1.20 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 Net Margin (MM) MFI Coverage

History of Conservative Budget Projections 1.10 1.12 1.14 1.14 1.14 MFI: Note: Oglethorpe develops budgets to target a margins for interest ratio (MFI) approved annually by its board. Because these budgets are conservative, they generally lead to excess revenue collections over the course of each fiscal year. Amounts collected in excess of our board approved margins for interest ratio, if any, are returned to our members at the end of each fiscal year. The amounts reflected in this graph as sum of “Net Margin” and “Amounts Collected in Excess of MFI Target and Subsequently Returned” constitute non-GAAP financial measures. The amounts “Amounts Collected in Excess of MFI Target and Subsequently Returned” constitute a reconciliation of these measures to the most directly comparable GAAP measures. 1.14 24 Net Margin Amounts Collected in Excess of MFI Target and Subsequently Returned

Income Statement Excerpts (a) Margins for Interest ratio is calculated on an annual basis and is determined by dividing Oglethorpe’s Margins for Interest by Interest Charges, both as defined in Oglethorpe’s First Mortgage Indenture. The Indenture obligates Oglethorpe to establish and collect rates that, subject to any necessary regulatory approvals, are reasonably expected to yield a Margins for Interest ratio equal to at least 1.10x for each fiscal year. In addition, the Indenture requires Oglethorpe to show that it has met this requirement for certain historical periods as a condition for issuing additional obligations under the Indenture. Oglethorpe increased its Margins for Interest ratio to 1.14x for 2010, 2011, 2012 and 2013, above the minimum 1.10x ratio required by the Indenture, and the recently approved 2014 Budget also includes a 1.14x MFI ratio. Oglethorpe’s Board of Directors will continue to evaluate margin coverage throughout the Vogtle construction period and may chose to further increase, or decrease, the Margins for Interest ratio in the future, although not below 1.10. 25 December 31, ($ in thousands) 2013 2012 2011 Statement of Revenues and Expenses: Operating Revenues: Sales to Members $1,166,618 $1,204,008 $1,224,238 Sales to Non-Members 78,758 120,102 166,040 Operating Expenses 1,013,852 1,102,277 1,152,458 Other Income 43,433 61,487 44,264 Net Interest Charges 233,477 244,000 244,347 Net Margin $41,480 $39,320 $37,737 Margins for Interest Ratio (a) 1.14x 1.14x 1.14x Sales to Members Average Power Cost (cents/kWh) 6.29 5.77 6.25 MWh Sold to Members 18,549,886 20,852,826 19,574,145 Year Ended

Annual Capacity Factor Comparison Nuclear Coal Gas - CC Gas - CT Pumped Storage Hydro 26

Balance Sheet Excerpts (a) The equity ratio is calculated, pursuant to Oglethorpe’s First Mortgage Indenture, by dividing patronage capital and membership fees by total capitalization plus long-term debt due within one year (Total Long-Term Debt and Equities in the table above). Oglethorpe has no financial covenant that requires it to maintain a minimum equity ratio; however, a covenant in the Indenture restricts distributions of equity (patronage capital) to its Members if its equity ratio is below 20%. Oglethorpe also has a covenant in a credit agreement that currently requires a minimum total patronage capital of $675 million. The equity ratio is less than that of many investor-owned utilities because Oglethorpe operates on a not-for-profit basis and has a significant amount of authority to set and change rates to ensure sufficient cost recovery to produce margins to meet financial coverage requirements. 27 ($ in thousands) 2013 2012 2011 Balance Sheet Data: Assets: Electric Plant: Net Plant in Service $4,434,728 $4,034,620 $4,007,281 CWIP 2,212,224 2,240,920 1,784,264 Nuclear Fuel 341,012 321,196 284,205 Total Electric Plant $6,987,964 $6,596,736 $6,075,750 Deposit on Rocky Mountain Transaction $15,379 $14,392 $132,048 Cash and Cash Equivalents $408,193 $298,565 $443,671 Total Assets $9,095,212 $8,314,566 $8,078,829 Capitalization: Patronage Capital and Membership Fees $714,489 $673,009 $633,689 Accumulated Other Comprehensive Margin (Deficit) (549) 903 618 Subtotal $713,940 $673,912 $634,307 Long-term Debt and Obligations under Capital Leases 6,939,249 5,920,073 5,709,706 Obligation under Rocky Mountain Transactions 15,379 14,392 132,048 Long-term Debt and Capital Leases due within one year 152,153 168,393 172,818 Total Long-Term Debt and Equities $7,820,721 $6,776,770 $6,648,879 Equity Ratio (a) 9.1% 9.9% 9.5% December 31,

Oglethorpe’s Available Liquidity as of March 21, 2014 Borrowings Detail $251.4 MM Letter of Credit Support for VRDBs/Thomas A. Smith $160.0 MM Capital Expenditures for Existing Facilities $100.6 MM Vogtle Interest Rate Hedging $ 9.1 MM Vogtle Interim Financing Represents 865 days of liquidity on hand excluding Cushion of Credit. Represents 965 days of liquidity on hand including Cushion of Credit. 28

Key Financial Activities Credit Facilities Debt Issuances Other Events Closed on DOE Loan Guarantee and Received $725 Million Initial Advance $213 Million Tax-exempt Refinancing Restructured $250 Million CFC Credit Facility Received $492 Million Permanent Financing from RUS for T.A. Smith Energy Facility Renewal of $1.265 Billion Revolver $ 200-250 Million Taxable Offering 29 Q1 2013 Q4 2013 Q2 2013 Q3 2013 Upcoming Q1 2014 Renewed $150 Million JPMorgan Credit Facility

Liquidity Net Margin Wholesale Power Cost Interim Financing Long Term Debt Balance Sheet Electric Plant Average Cost of Funds: 0.58% (dollars in millions) Secured LT Debt (12.31.2013): $6.23 billion Weighted Average Cost: 4.685% Equity/Capitalization Ratio: 9.1% 2013 1.14 MFI December 31, 2013 2013 Cost of Power Sales to Members (excluding Rate Management Program). Additional Member Collections for Rate Management Programs. 2013 2013 30 2013

One of the largest electric cooperatives in the United States. Oglethorpe has take-or-pay, joint and several Wholesale Power Contracts with its Members through 2050. Primarily residential customer base — approximately 2/3 of Members’ MWh sales and operating revenue. Oglethorpe’s formulary rate structure assures cost recovery. Inputs to rate formula are not subject to any regulatory approval. Changes to formulary rate schedule are subject to RUS approval. Members are not subject to regulation for rate setting purposes. Strong liquidity position. Well diversified power supply portfolio. Substantial value in existing resources. Strong, consistent operational and financial performance. Strong emphasis on risk management and corporate compliance. Oglethorpe is a Strong, Stable Credit 31

A link to this presentation will be posted on Oglethorpe’s website www.opc.com. Oglethorpe’s SEC filings, including its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K are made available on its website. Member information is filed as an exhibit to Form 10-Q for the first quarter of each year. (Exhibits are available on EDGAR but not on Oglethorpe’s website.) For additional information please contact: Additional Information 32 Name Title Email Address Phone Number Betsy Higgins Executive Vice President and Chief Financial Officer betsy.higgins@opc.com 770-270-7168 Tom Brendiar Director, Bank and Investor Relations tom.brendiar@opc.com 770-270-7173 Joe Rick Director, Capital Markets joe.rick@opc.com 770-270-7240